UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2009

U.S. Natural Nutrients and Minerals, Inc.

(formerly known as America’s Driving Ranges, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

78-365 Highway 111, #287, La Quinta, CA		92253

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 760-360-9547

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.06 Change in Shell Company Status

Item 9.01 Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

Item 5.06      Change in Shell Company Status.

Prior to our entry into the mining and mineral distribution industry through the execution of the M Strata Agreement and the Mining Agreement and the development of sales and distribution channels in connection therewith as described in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of entering into these agreements and undertaking efforts to begin mining and product distribution operations, we ceased to be a shell company.  There has not, however, been a change of control of our company.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, like our company, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.  Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to our ability to develop our operations, our ability to satisfy our obligations, our ability to consummate the acquisition of additional assets, our ability to generate revenues and pay our operating expenses, our ability to raise capital as necessary, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors.  Most of these factors are difficult to predict accurately and are generally beyond our control.  You should consider the areas of risk described in connection with any forward-looking statements that may be made herein.  Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in "Risk Factors" and the risk factors described in our other filings with the Securities and Exchange Commission.  Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.  These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

OTHER PERTINENT INFORMATION

Unless specifically set forth to the contrary, when used herein, the terms “U.S. Natural Nutrients and Minerals, Inc.”, “USNNM”), "we"", "our", the "Company" and similar terms refer to U.S. Natural Nutrients and Minerals, Inc., a Nevada corporation.

OUR BUSINESS

From inception, the Company’s business plan was focused on the development of high technology golf driving ranges. Due to difficult economic conditions, the Company determined that it was not feasible to carry out its original business plan, and on October 23, 2009, the Company determined to change its business plan in order to primarily focus on sales and distribution of certain products derived from the Company’s mining activities relating to natural mineral deposits commonly known as Calcium Montmorillonite. These activities will be carried out through a web-based and distributor-based sales program directed at agricultural, animal and human uses of the product.  The Company has recently commenced its mining activities be entering into an agreement with M Strata, LLC whereby M Strata granted the Company permission and consent to mine certain mining claims owned or controlled by M

Strata located in Panaca, Nevada.  Simultaneously, the Company entered into an agreement to physically mine the M Strata claims with JNH Mining, Inc.  These contracts are more particularly described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on October 29, 2009 and incorporated herein by this reference.  As a result of the Company’s change of its business plan and commencement of mining and distribution activities, the Company believes that, effective the date of the adoption of this new business plan, it is no longer a “shell company” (as defined in Rule 12b-2 of the Securities Exchange Act of 1934.

On October 26, 2009, U.S. Natural Nutrients and Minerals, Inc., a Nevada corporation (formerly known as America’s Driving Ranges, Inc.) (“USNNM” or the “Company”) entered into an Agreement with M Strata, LLC, a Nevada limited liability company (“M Strata”) (“M Strata Agreement”) whereby M Strata granted to USNNM permission and consent to mine the certain mineral products (the “Product”) from certain mining claims owned or controlled by M Strata located in Panaca, Nevada.  Pursuant to the terms of the M Strata Agreement, M Strata will designate which claims may be mined and USNNM shall have the right to mine the Product and remove the Product from the mining claims so designated.

Simultaneously, USNNM entered into an agreement to physically mine the Product in the M Strata claims with JNH Mining, Inc. (“JNH”)(see below).  The Company’s agreement with JNH is subject to the approval of M Strata which has indicated that it will approve subject to certain terms and conditions, including the procuring of certain insurance coverage and the provision of certain indemnifications.  The M Strata Agreement further provided that it was granting USNNM the exclusive right to mine and purchase the Product from M Strata (“Exclusive Right) and M Strata agreed that it will not sell Product or permit any other person or entity to purchase Product or mine on the claims controlled by M Strata other than USNNM, on condition that USNNM meets certain Purchase Minimums (as defined in the agreement) (“Purchase Minimums”) and makes timely payments therefor.  In the event USNNM fails to meet the Purchase Minimums for a period of one year, then such Exclusive Right shall terminate and M Strata shall be entitled to either (i) terminate the M Strata Agreement and cause USNNM to terminate all mining operations on M Strata’s claims or (ii) sell Product to other purchasers in addition to USNNM.   USNNM may cure any default in the Purchase Minimum by paying for the difference between the amount actually purchased in any one calendar year which was less than the Purchase Minimum and the amount actually ordered and paid for. Nothing in the M Strata Agreement conferred on USNNM or its agents any rights of ownership in any mining claims owned or controlled by M Strata now or in the future.  In addition, USNNM agreed that it would only purchase Calcium Montmorillonite clay from M Strata and from no other source for the term of the M Strata Agreement or any extensions thereof.

The term of the M Strata Agreement is five (5) years and there is provision for automatic extensions of the term for additional one (1) year terms thereafter.  The M Strata Agreement provided for payments by USNNM of $24.00 per ton of Product removed from M Strata’s claims, subject to periodic adjustment in accordance with the terms of the M Strata Agreement.  Payments for Product are to be made by USNNM to M Strata on a monthly basis, upon presentation of invoices and in accordance with the terms of the M Strata Agreement.

Fifty percent (50%) of the beneficial ownership of M Strata is owned by Paul Hait and Dennis Cullison, who are both directors of the Company and hold 1,000,000 and 750,000 shares of the Company’s Common Stock, respectively.

On October 26, 2009,USNNM entered into a Mining Agreement (“the “Mining Agreement”) with Jeff Hayden and JNH Mining, Inc. (collectively referred to as “JNH”) whereby JNH agreed to perform the following services related to the mining of Product, which will ultimately be incorporated into products sold by the Company to the general public.

Pursuant to the terms of the Mining Agreement, USNNM hereby hired JNH to mine Product from various locations in Panaca, NV owned by M Strata, which are the subject of the M Strata Agreement (see above) on an exclusive basis.  M Strata will designate to USNNM which claims may be mined and USNNM shall advise JNH as to the claims so designated by M Strata.  JNH will then mine the Product and remove the Product from the mining claims so designated.  JNH represents that it has obtained all permits and approvals from the Bureau of Land Management (BLM) required to permit it to mine Product from a designated area of M Strata’s Eagle #4 Mining Claim.  JNH agreed that, prior to commencing mining operations on any claim owned by M Strata, it would obtain all approved permits, post all required bonds at its sole cost, provide liability insurance, workers compensation insurance and automobile coverage and liability insurance for all operations commenced on said mining claims of M Strata and such coverage shall name M Strata and USNNM as additional named insureds.  JNH further agreed that it would hold harmless and indemnify M Strata and USNNM from all claims, causes of action, lawsuits, losses, damages, injuries of any kind or nature, arising out of the activity of mining the mining claims of Owner including all legal fees and costs incurred by Owner or USNNM or both, in connection with any such claims .

During the term of the Mining Agreement, USNNM agreed to pay JNH for mining of the  Product amounts ranging from $32.27 per ton to $33.88 per ton, subject to periodic adjustment (FOB Panaca, Nevada).  The Mining Agreement also calls for (1) additional payments to JNH on the basis of customer orders for the Product generated by JNH and (2) an additional payment to JNH in the event of any sale of merger of USNNM to a third party.

The term of the Mining Agreement is five (5) years with one additional five (5) year extension at the option of either party.

JNH is owned by Jeff Hayden, who is the holder of 80,000 shares of the Company’s Common Stock.

The company has entered into the M Strata Agreement and the Mining Agreement in order to extract Calcium Montmorillonite which the Company has commenced marketing under the name “Excelerite ®”.  Engineers employed by the Company estimate that the claims, which are the subject of the M Strata Agreement may contain several hundred million pounds of Calcium Montmorillonite material.  The Company believes that Excelerite ® may have broad applications for plants, animals and humans.  Specifically, the Company believes that by adding Excelerite ® back into the soil, household and commercial farmers are replacing what has been lost by the use of man-made fertilizers over hundreds of years. Farmers using Excelerite ® are seeing higher yields and larger and more nutritious crops. In addition, studies suggest that animals whose feed is supplemented with Excelerite ® grow healthier and produce more. The naturally chelated nutrients and minerals in Ex may enhance the production of enzymes. Without enzymes living things cannot build protein and other vital processes. Micro “Nutrilite", a supplement form of Excelerite ®, is believed to rejuvenate the health of the human body in many ways. In addition to its natural supply of 78 essential nutrients and minerals, its ionic charge removes toxins as it works through the digestive tract.

The Company intends to market the product which it mines under the Excelerite ® name through various channels including but not limited to direct distribution, sales through third-party distributors and sales through the Company’s website, www.usnnm.com.

One of the key elements of the Company’s strategy is the development of a fully-functional e-commerce web site describing and offering the Company’s line of products, their uses and prospective benefits. The Company recently contracted with a professional film and website design company to carry out various aspects of these activities.

The Company has also undertaken to develop a network of local distributors.  We currently have in place distributors in Southern California, Oregon and Idaho.  We are in the process of qualifying and recruiting additional distributors throughout the US.

Internationally, the Company is working with several experienced firms that specialize in setting up export opportunities in a number of countries including China, Viet-Nam, Cambodia, portions of Africa, and India. We are currently actively engaged in discussions with the largest fertilizer distributor in Mexico and Central America, which recently purchased 80 tons of bulk product for further testing in the agricultural area.

Two of our directors, Paul Hait and Dennis Cullison, have been marketing agricultural customers in Oregon.  Mr. Cullison has also devoted substantial focus on the marketing of a human supplement utilizing the product named “Micro-Nutrilite”.

The Company believes that its products do not require FDA approval because they are supplements and not drugs.  The Company makes no claims that its products cure any disease, relieve pain or is a drug.  The Company only claims that its products contain natural nutrients and minerals that promote good health.

The development of these activities will require that the Company raise significant additional capital.  As a first step in that process, the Company plans to launch a private placement of its preferred stock to raise up to $1,000,000.  There is no guarantee that this placement will be successful, or if successful, it will raise the desired amount or be on terms and conditions which are beneficial to the Company.

Employees

As of November 13, 2009, we had no employees and our officers and directors work on an informal consultative basis.  We anticipate that we will hire additional employees as we continue to implement our business model and we do not anticipate any difficulties in identifying and hiring qualified personnel.

Our History

America’s Driving Ranges, Inc. was formed on June 6, 2008 for the purpose of developing and owning a state of the art, high-tech golf practice and teaching facility plus full pro shop in Indio, California. While the Company has not fully abandoned this plan, due to current economic conditions in the golf industry and decreasing demand for golf-related facilities, the Company’s board of directors has determined that the development of the projected golf facility is not currently economically warranted.

Therefore, on October 23, 2009, the Company determined to change its name to U.S. Natural Nutrients and Minerals, Inc. and to change its business plan in order to primarily focus on the sales and distribution of products derived from the mining of certain mining claims, which contain natural mineral deposits commonly known as Calcium Montmorillonite.  The Company has entered into agreements in order to extract Calcium Montmorillonite which the Company has commenced marketing under the name “Excelerite ®”.  Engineers employed by the Company estimate that the claims, which are the subject of the M Strata Agreement may contain several hundred million tons of Calcium Montmorillonite material.  The Company believes that Excelerite ® may have broad applications for plants, animals and humans.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated November 13,  2009, our independent auditors stated that our financial statements for the period ended December 31, 2008 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception. We continue to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment.

We were formed on June 6, 2008 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with limited operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

▪

Competition

▪

ability to anticipate and adapt to a competitive market;

▪

ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

▪

dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

The Company commenced operations in 2008 and to date has operated on a relatively small scale. Through September 30, 2009, the Company has an accumulated deficit of $158,157 notwithstanding the fact that the principals of the Company have worked without salary and the Company has operated with minimal overhead. We are an early stage company and have a limited history of operations and have not generated meaningful revenues from operations since our inception. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

Dependence on the Founders, without whose services Company business operations could cease.

At this time, our founders are wholly responsible for the development and execution of our business plan. Our founders are under no contractual obligation to remain employed by us, although they have no present intent to leave. If our founders should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our officers and directors devote limited time to the Company’s business and are engaged in other business activities

At this time, none of our officers and directors devotes his full-time attention to the Company’s business. Based upon the growth of the business, we would intend to employ additional management and staff. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Our current officers and directors currently own 3,350,000 shares of our common stock, representing approximately 61% of the voting control of the Company. Our current officers and directors therefore has the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of employment agreements with key management risking potential of the loss of the Company’s top management

We do not currently have an employment agreement with any of our key management or key man insurance on their lives. Our future success will depend in significant part on our ability to retain and hire key management personnel. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations for the 12-month period subsequent to November 1, 2009. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.

The average selling prices of our products may decline as a result of competitive pressures, industry trends and other factors.

Our business is subject to intense competitive pressures where customers often view the products we sell as an undifferentiated commodity. Average service selling prices vary due to a number of factors, particularly competitive and macroeconomic pressures. Our competitors have and will likely continue to lower sales prices from time to time in order to gain greater market share. We may have to reduce the sales prices of our services in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition. If we cannot maintain adequate profit margins on the sales of our services, the Company could deplete its working capital and be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, particularly in the natural products, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for document formatting services could cause a reduction in our sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with no full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share, of which, as of October 30, 2009, 5,525,500 shares of common stock were issued and outstanding. We are also authorized to issue 50,000,000 shares of preferred stock, $0.001 par value, none of which are issued and outstanding.  These shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

We may need additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors.  We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We do not have inadequate insurance coverage

We do not have any insurance coverage of any description at this time and therefore have the risk of loss or damages to our business and assets. We cannot assure you that we would not face liability upon the occurrence of any event which could result in any loss or damages being assessed against the Company. Moreover, any insurance we may ultimately acquire may not be adequate to cover any loss or liability we may incur.

The mining industry is capital intensive, and we may not be able to raise the necessary capital in the future.  If we cannot obtain sufficient additional capital when needed, we will not be able to continue with our business strategy. In addition, significant infusions of additional capital may result in dilution to your ownership and voting rights in our securities.

The mining industry is capital intensive.  We will need to make substantial capital expenditures in connection with our mining and sales and distribution of products.  Presently, we anticipate that we will need to raise $1,000,000 within the next 12 months for our planned activities, which such amount may increase significantly if we expand our currently anticipated operations.   We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which could adversely affect our operating results and prospects. If we cannot raise the additional capital required to continue to implement our business strategy, we may be required to curtail operations or develop a different strategy, which could adversely affect our financial condition and results of operations.  Finally, it is likely that terms of any financing we may be able to secure will be costly given that we are a small company whose common stock is quoted in the over the counter market.  Accordingly, any equity financing will in all likelihood result in significant dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our common stock.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the exploration, production and sale natural products which are either used in the food chain or are for human consumption.  Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations.  Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Our products have not been reviewed or approved by the Food and Drug Administration (“FDA”)

The Company believes that its products do not require FDA approval because they are supplements and not drugs.  The Company makes no claims that its products cure any disease, relieve pain or are considered  “drugs”, as defined in the applicable statutes and regulations.  The Company only claims that its products contain natural nutrients and minerals that promote good health.  The risk exists that at some time in the future the FDA may claim that our products may not be distributed without the FDA’s review and approval or that the products are being distributed in violation of applicable FDA requirements.  If this is the case, the Company may have to remove its products from the market, which would have a material adverse impact on the Company’s operations and prospects.

Our operations may incur substantial expenses and resulting liabilities from compliance with environmental laws and regulations.

Our mining operations will be subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations:

•	require the acquisition of a permit before mining commences;
•	restrict the types, quantities and concentration of substances that can be mined;
•	limit or prohibit mining activities on certain lands lying within wilderness and other protected areas; and
•	impose substantial liabilities for pollution resulting from our operations.

Failure to comply with these laws and regulations may result in:

•	the assessment of administrative, civil and criminal penalties;
•	incurrence of investigatory or remedial obligations; and
•	the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to reach and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or contamination or if our operations met previous standards in the industry at the time they were performed. Our permits require that we report any incidents that cause or could cause environmental damages.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. While we have been approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly.

Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

 Our common stock is subject to the Penny Stock Regulations

Our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operation for the three and nine months ended September 30, 2009 and the year ended December 31, 2008 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form 8-K.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operations

The Company’s primarily focus is on sales and distribution of certain products derived from the Company’s mining activities relating to natural mineral deposits commonly known as Calcium Montmorillonite. These activities will be carried out through a web-based and distributor-based sales program directed at agricultural, animal and human uses of the product.  The Company has recently commenced its mining activities be entering into an agreement with M Strata, LLC whereby M Strata granted the Company permission and consent to mine certain mining claims owned or controlled by M Strata located in Panaca, Nevada.  Simultaneously, the Company entered into an agreement to physically mine the M Strata claims with JNH Mining, Inc.

Specifically, on October 26, 2009, we (“USNNM” or the “Company”) entered into an Agreement with M Strata, LLC, a Nevada limited liability company (“M Strata”) (“M Strata Agreement”) whereby M Strata granted to USNNM permission and consent to mine the certain mineral products (the “Product”) from certain mining claims owned or controlled by M Strata located in Panaca, Nevada.  Pursuant to the terms of the M Strata Agreement, M Strata will designate which claims may be mined and USNNM shall have the right to mine the Product and remove the Product from the mining claims so designated.

Simultaneously, USNNM entered into an agreement to physically mine the Product in the M Strata claims with JNH Mining, Inc. (“JNH”) (see below).  The Company’s agreement with JNH is subject to the approval of M Strata which has indicated that it will approve subject to certain terms and conditions, including the procuring of certain insurance coverage and the provision of certain indemnifications.  The M Strata Agreement further provided that it was granting USNNM the exclusive right to mine and purchase the Product from M Strata (“Exclusive Right) and M Strata agreed that it will not sell Product or permit any other person or entity to purchase Product or mine on the claims controlled by M Strata other than USNNM, on condition that USNNM meets certain Purchase Minimums (as defined in the agreement) (“Purchase Minimums”) and makes timely payments therefor.  In the event USNNM fails to meet the Purchase Minimums for a period of one year, then such Exclusive Right shall terminate and M Strata shall be entitled to either (i) terminate the M Strata Agreement and cause USNNM to terminate all mining operations on M Strata’s claims or (ii) sell Product to other purchasers in addition to USNNM.   USNNM may cure any default in the Purchase Minimum by paying for the difference between the amount actually purchased in any one calendar year which was less than the Purchase Minimum and the amount actually ordered and paid for. Nothing in the M Strata Agreement conferred on USNNM or its agents any rights of ownership in any mining claims owned or controlled by M Strata now or in the future.  In addition, USNNM agreed that it would only purchase Calcium Montmorillonite clay from M Strata and from no other source for the term of the M Strata Agreement or any extensions thereof.

The term of the M Strata Agreement is five (5) years and there is provision for automatic extensions of the term for additional one (1) year terms thereafter.  The M Strata Agreement provides for payments by USNNM of $24.00 per ton of Product removed from M Strata’s claims, subject to periodic adjustment in accordance with the terms of the M Strata Agreement.  Payments for Product are to be made by USNNM to M Strata on a monthly basis, upon presentation of invoices and in accordance with the terms of the M Strata Agreement.

Fifty percent (50%) of the beneficial ownership of M Strata is owned by Paul Hait and Dennis Cullison, who are both directors of the Company and hold 1,000,000 and 750,000 shares of the Company’s Common Stock, respectively.

On October 26, 2009,USNNM entered into a Mining Agreement (“the “Mining Agreement”) with Jeff Hayden and JNH Mining, Inc. (collectively referred to as “JNH”) whereby JNH agreed to perform the following services related to the mining of Product, which will ultimately be incorporated into products sold by the Company to the general public.

Pursuant to the terms of the Mining Agreement, USNNM hereby hired JNH to mine Product from various locations in Panaca, NV owned by M Strata, which are the subject of the M Strata Agreement (see above) on an exclusive basis.  M Strata will designate to USNNM which claims may be mined and USNNM shall advise JNH as to the claims so designated by M Strata.  JNH will then mine the Product and remove the Product from the mining claims so designated.  JNH represents that it has obtained all permits and approvals from the Bureau of Land Management (BLM) required to permit it to mine Product from a designated area of M Strata’s Eagle #4 Mining Claim.  JNH agreed that, prior to commencing mining operations on any claim owned by M Strata, it would obtain all approved permits, post all required bonds at its sole cost, provide liability insurance, workers compensation insurance and automobile coverage and liability insurance for all operations commenced on said mining claims of M Strata and such coverage shall name M Strata and USNNM as additional named insureds.  JNH further agreed that it would hold harmless and indemnify M Strata and USNNM from all claims, causes of action, lawsuits, losses, damages, injuries of any kind or nature, arising out of the activity of mining the mining claims of Owner including all legal fees and costs incurred by Owner or USNNM or both, in connection with any such claims .

During the term of the Mining Agreement, USNNM agreed to pay JNH for mining of the  Product amounts ranging from $32.27 per ton to $33.88 per ton, subject to periodic adjustment (FOB Panaca, Nevada).  The Mining Agreement also calls for (1) additional payments to JNH on the basis of customer orders for the Product generated by JNH and (2) an additional payment to JNH in the event of any sale of merger of USNNM to a third party.

The term of the Mining Agreement is five (5) years with one additional five (5) year extension at the option of either party.

JNH is owned by Jeff Hayden, who is the holder of 80,000 shares of the Company’s Common Stock.

The Company has entered into the M Strata Agreement and the Mining Agreement in order to extract Calcium Montmorillonite which the Company has commenced marketing under the name “Excelerite ®”.  Engineers employed by the Company estimate that the claims, which are the subject of the M Strata Agreement may contain several hundred million tons of Calcium Montmorillonite material.  The Company believes that Excelerite ® may have broad applications for plants, animals and humans.  Specifically, the Company believes that by adding Excelerite ® back into the soil, household and commercial farmers are replacing what has been lost by the use of man-made fertilizers over hundreds of years. Farmers using Excelerite ® are seeing higher yields and larger and more nutritious crops. In addition, studies suggest that animals whose feed is supplemented with Excelerite ® grow healthier and produce more. The naturally chelated nutrients and minerals in Excelerite ® may enhance the production of enzymes. Without enzymes living things cannot build protein and other vital processes. Micro “Nutrilite", a supplement form of Excelerite ®, is believed to rejuvenate the health of the human body in many ways. In addition to its natural supply of 78 essential nutrients and minerals, its ionic charge removes toxins as it works through the digestive tract.

The Company intends to market the product which it mines under the Excelerite ® name through various channels including but not limited to direct distribution, sales through third-party distributors and sales through the Company’s website, www.usnnm.com.

One of the key elements of the Company’s strategy is the development of a fully-functional e-commerce web site describing and offering the Company’s line of products, their uses and prospective benefits. The Company recently contracted with a professional film and website design company to carry out various aspects of these activities.

The Company has also undertaken to develop a network of local distributors.  We currently have in place distributors in Southern California, Oregon and Idaho.  We are in the process of qualifying and recruiting additional distributors throughout the US.

Internationally, the Company is working with several experienced firms that specialize in setting up export opportunities in a number of countries including China, Viet-Nam, Cambodia, portions of Africa, and India. We are currently actively engaged in discussions with the largest fertilizer distributor in Mexico and Central America, which recently purchased 80 tons of bulk product for further testing in the agricultural area.

Two of our directors, Paul Hait and Dennis Cullison, have been marketing agricultural customers in Oregon.  Mr. Cullison has also devoted substantial focus on the marketing of a human supplement utilizing the product named “Micro-Nutrilite”.

The development of these activities will require that the Company raise significant additional capital.  As a first step in that process, the Company plans to launch a private placement of its preferred stock to raise up to $1,000,000.  There is no guarantee that this placement will be successful, or if successful, it will raise the desired amount or be on terms and conditions which are beneficial to the Company.

Going Concern

We were a shell company from June 9, 2008 until our entry into the mining industry in October 2009.  We have incurred net losses of approximately $159,157 since inception through September 30, 2009.  At September 30, 2009 we had approximately $18,874 in cash and approximately $44,659 other assets and our total liabilities were approximately $106,235.  The report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2008 contains an explanatory paragraph regarding our ability to continue as a going concern based upon recurring operating losses and our need to obtain additional financing to sustain operations.  Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate sufficient revenues from our operations to pay our operating  expenses.  There are no assurances that we will continue as a going concern.

Results of Operations

Results of Operations for the three months ended September 30, 2009

America’s Driving Ranges, Inc. (now known as U.S. Natural Nutrients and Minerals, Inc.) was incorporated on June 9, 2008, and as such had no meaningful results of operations for the three months ended September 30, 2008.

During the three months ended September 30, 2009, we had no revenues and recognized expenses of $85,140, which primarily comprised professional and legal fees and other costs incurred in relation to legal, accounting and securities law compliance.

Results of Operations for the nine months ended September 30, 2009

America’s Driving Ranges, Inc. (now known as U.S. Natural Nutrients and Minerals, Inc.) was incorporated on June 9, 2008, and as such has no meaningful results of operations for the nine months ended September 30, 2008.

During the nine months ended September 30, 2009, we had no revenues and recognized expenses of $133,871, which primarily comprised professional and legal fees  and other costs related to the preparation, review, and filing of our registration statement with the U.S. Securities and Exchange Commission and related legal, accounting and securities law compliance matters and clerical and start-up fees necessary to develop our business.

Results of Operations for the period ended December 31, 2008

America’s Driving Ranges, Inc. (now known as U.S. Natural Nutrients and Minerals, Inc.) was incorporated on June 9, 2008, and as such has no meaningful operations for the period ended December 31, 2008.

During the period from inception (June 9, 2008) to December 31, 2009, we had no revenues and recognized expenses of $24,215 which primarily comprised professional and legal fees  and other costs related to the start-up and organization of our business and raising initial capital for the Company.

Liquidity and Capital Resources

As of September 30, 2009, the Company had cash on hand of $18,874 and had total current liabilities of $106,235.  For the remainder of the year ending December 31, 2009, we anticipate to incur normal recurring expenses of approximately $30,000 as a result of professional fees required for the compliance of our financial reporting.

Recent Accounting Pronouncements

Adopted

On September 30, 2009, the Company adopted changes issued by the Financial Accounting Standards Board (“FASB”) to the authoritative hierarchy of GAAP. These changes establish the FASB Accounting Standards Codification TM (“Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The FASB will no longer issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts; instead the FASB will issue Accounting Standards Updates. Accounting Standards Updates will not be authoritative in their own right as they will only serve to update the Codification. These changes and the Codification itself do not change GAAP. Other than the manner in which new accounting guidance is referenced, the adoption of these changes had no impact on the Financial Statements.

In April 2009, the FASB issued authoritative guidance for “Interim Disclosures about Fair Value of Financial Instruments,” which requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This guidance also requires those disclosures to be in summarized financial information at interim reporting periods. This guidance is effective for interim reporting periods ending after June 15, 2009. The Company adopted this guidance in the second quarter of 2009 and it did not have a material impact on the financial statements.

In April 2009, the FASB issued authoritative guidance for the “Recognition and Presentation of Other-Than-Temporary Impairments” in order to make existing guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The Company adopted this guidance in the second quarter of 2009 and it did not have a material impact on the financial statements.

In April 2009, the FASB issued authoritative guidance for “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” This guidance provides additional direction for estimating fair value in accordance with established guidance for “Fair Value Measurements,” when the volume and level of activity for the asset or liability have significantly decreased. This guidance also includes direction on identifying circumstances that indicate a transaction is not orderly. This guidance is effective for interim and annual reporting periods ending after June 15, 2009. The Company adopted this guidance in the second quarter of 2009 and it did not have a material impact on the financial statements.

In June 2009, the FASB issued authoritative guidance which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This guidance applies to both interim financial statements and annual financial statements and is effective for interim or annual financial periods ending after June 15, 2009. This guidance does not have a material impact on our financial statements.

Issued

In June 2009, the FASB issued authoritative guidance for “Accounting for Transfers of Financial Assets,” which eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. This guidance is effective for fiscal years beginning after November 15, 2009. The Company will adopt this guidance in fiscal 2010 and does not expect that the adoption will have a material impact on the consolidated financial statements.

In June 2009, the FASB issued authoritative guidance amending existing guidance. The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. This guidance is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt this guidance in fiscal 2010. The Company does not expect that the adoption will have a material impact on the consolidated financial statements.

PROPERTIES

Offices

At this time, the Company does not maintain any designated office.

Mining properties

As described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 29, 2009, in October 2009 we entered into certain agreements to engage in mining activities on certain claims owned by M Strata, LLC.  Reference is made to Exhibit 3.1 attached to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 29, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 30, 2009, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address                Number of Shares         Percentage Owned

________________             ________________    ________________

James Harrison                         1,000,000                                 18.00%

42725 Glass Drive

Indio, CA  92203

Paul Hait

      1,000,000                               18.00%

156 NW Phil’s Loop

Bend, OR  97701

Dennis Cullison                          750,000                                  14.00%

18614 Riverwoods Dr.

Bend, OR  97702

John Birchard

         600,000

                       11.0%

78-650 Saguaro Drive

La Quinta, CA  92253

Officers and Directors

as a Group

      3,350,000

                      61.00%

(1) This table is based upon 5,525,500 shares issued and outstanding as of November 1, 2009.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions
John Birchard	42	Director
James Harrison	68	Director, President
Paul Hait	69	Director, Secretary
Dennis Cullison	49	Director, Treasurer

James Harrison (68)  Mr. Harrison has been President and a director of our Company since 2009.  He attended the University of Washington from 1959 to 1964 – Major, Chemical Engineering.  In late 1993, Mr. Harrison was introduced to a revolutionary new golf club, The Alien Ultimate Wedge.  In early 1994 he secured $2.5 million in funding to start Alien Sport, Inc.  He was the architect of the innovative marketing concepts that led Alien Sport Inc. to one of the most successful new product introductions in golf industry history and which resulted in sales of over 500,000 units and $65 million in sales over the next three years.  The company was sold in 1997.  Returning to consulting, his first client was Adams Golf, Inc., designer of the Adams Tightlies fairway woods.  Under Jim's guidance the Adams direct response marketing program took the company from $1 million is sales in 1996 to over $100 million in 1998.

John Birchard (42)  Mr. Birchard is one of the founders and a Director of the Company since June 9, 2008.  He also served as President of the Company from June 9, 2008 to October 23, 2009.  Mr. Birchard played on the University of Wisconsin Golf Team in 1986 and 1987.  He then transferred to Ferris State University where he earned a BS degree in Business.  John has been on the Board of Directors for the Desert Chapter PGA, since 2007.  He is currently the PGA Assistant Golf Professional at Ironwood Country Club located in Palm Desert, California and has been employed there for the past eight years.

Paul Hait (69) Mr. Hait has been Secretary and a director of our Company since 2009.  Mr. Hait, has also been President and a Director of HERB-VITA, INC. since December 1, 2008. Mr. Hait, currently lives in Bend, Oregon with his wife Elizabeth of 46 years. He is a Class of 62 Stanford Graduate. He holds a BS Degree in Mechanical Engineering with a minor in Industrial Design.  In 1960 he won an Olympic Gold Medal in World Record time swimming the 100 Meter Breaststroke Leg in the 4x100 Medley Relay in Rome, Italy. He holds over 50 patents in such diversified fields as Ultra High Vacuum systems and components (Varian Associates, Inc.), a Medical/Dental Chair system( J. W. Cross Co.), Pemmican Beef and Buffalo Jerkys (sold to General Mills in 1978), Action Films hand-held movie viewer (sold to Fisher Price Toy Co.), a Metronomic exercise device, Pyramid Outdoor Cooking Systems( now Ecoprime, LLC ), an Emergency Cross Plate Gel Fueled Stove with his revolutionary Flat-Pack pots (owned by Paul Hait Management, LLC ) and other notable innovations. For the past 5 years, Mr. Hait has been involved in ongoing product develop business founding, consulting for a “State of the Art” Solid State Air Conditioning Technology ( Invent Horizon, LLC ) that is currently being tested  in cooling of our U S Marine and Army Abrams Tanks, an Environmental Home Building Co.(VolcanWall, Inc.),a Software Development Company ( World Software, LLC), a Sustainable Land Development Company ( WAIV, Inc.), a Specialty Smoked Meats Food Processing Co ( Smoky Market, LLC). a Theme Park and Screen Play Entertainment Co. ( Golden Gauntlet Entertainment, LLC ),  Paul Hait Management LLC , a break through high efficiency IC Engine Co. (WaveTech Engines, LLC), and a Organic Soil Rejuvenation Product Marketing Co.( U.S. Organic Marketing, LLC ).During his business career Mr. Hait has traveled extensively throughout the World. His proven product development, patenting, business consulting, seasoned management, corporate contacts, and business founding and financing experiences are highly recognized and respected in the Business World.

Dennis Cullison (49),  Mr. Cullison is resides in Bend, Oregon.  For the past eighteen years he has been associated with Professional Auto Body of Bend, Oregon, an exotic automobile restoration company.  In addition, for the past six years, he has been in the business of importing and breeding rare and unique Friesian horses for his own account. Mr. Cullison attended Portland State University and Portland Community College where he received his Business Degree, and Certificate in Computer Programming and Certificate in Graphic Arts.   He served as Vice President of Sunjex of America, Inc. from 5/27/83 to 7/13/88.  Sunjex designed, patented and developed the third brake light for automobiles.  In 8/20/07, Mr. Cullison co-founded US Organic Marketing, LLC as a marketing company engaged in the promotion and sale of natural organic minerals and soil enhancing products. He has been active in developing and marketing and Web design promotion of US Organic Marketing’s products world-wide.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in 2008 for our then principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at December 31, 2008.

None

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2008 and September 30, 2009:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Related Transactions

The Company has entered into an agreement with M Strata, LLC to conduct mining operations on certain properties controlled by M Strata.  Fifty percent (50%) of the beneficial ownership of M Strata is owned by Paul Hait and Dennis Cullison, who are both directors of the Company and hold 1,000,000 and 750,000 shares of the Company’s Common Stock, respectively.

The Company has entered into a Mining Agreement with JNH, which is owned by Jeff Hayden, a holder of 80,000 shares of the Company’s Common Stock.

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

As of April 13, 2009, Chris Bellile, an officer and director, resigned from the Company.  Bellile was a 50% shareholder in the Company. Upon her resignation, 99.9% of her shares were acquired equally by two independent parties. The acquirers were elected and appointed as officers and directors of the Company. Effective April 13, 2009 Paul Hait has been appointed as Secretary and a director of the Company and Dennis Cullison has been elected Treasurer and director of the Company.

In May 2009, the Company loaned its Secretary $12,000. This note is payable November 15, 2009 and bears a 5% interest per annum.

In June 2009, the Company loaned its Secretary $2,500. This note is payable December 1, 2009 and bears a 5% interest per annum.

In July 2009, the Company loaned its Secretary $2,000.  This note is payable January 2, 2010 and bears a 5% interest per annum.

In August 2009, the Company loaned its Secretary $9,000.  This note is payable February 21, 2010 and bears a 10% interest per annum.

Effective September 30, 2009, the Company modified all of the above note agreements to extend the maturity date to October 1, 2010.  As of September 30, 2009, we have recognized interest receivable for these notes of $392. These notes are deemed to be collectible in full.

Director Independence

The Company has no “independent” directors within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

The symbol “ADRV” has been assigned to our common stock.  Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Nevada law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Nevada statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Nevada statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

On July 2, 2009, the Company issued 6,500 shares of common stock in relation to our S-1 filing for $650, or $0.10 per share.

On July 6, 2009, the Company issued 38,000 shares of common stock in relation to our S-1 filing for $3,800, or $0.10 per share.

In July 2009, 1,980,000 shares of common stock were returned to the treasury by officers and directors of the Company.

From July 2009 through September 2009, the Company issued eleven 10% Series “A” Senior  (non-subordinated) Debentures for $4,750 each (an aggregate of $52,250).  Each Debenture matures within in six months of issue.  As of September 2009 we have accreted $535 of debt premium and recognized $527 in accrued interest payable on account of the Debentures.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our board.  As of October 23, 2009, there were 5,525,500 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

Our board may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders. One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	Restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by the stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On August 6, 2009, Board of Directors of the Company was notified by Moore and Associates Chartered, its independent registered public accounting firm, that it was no longer engaged in auditing or reviewing public company financial statements effective as of the date of said notice. The accounting firm Seale and Beers, CPAS has taken over the audit practice of Moore and Associates Chartered. On the same date, August 6, 2009, the accounting firm of Seale and Beers, CPAs was engaged as the Registrant’s new independent registered public accounting firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Moore and Associates Chartered and the engagement of Seale and Beers, CPAs as its independent auditor. None of the reports of Moore and Associates Chartered on the Company's financial statements for either of the past year, since inception or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the fiscal year ended December 31, 2008 a going concern qualification in the registrant's audited financial statements.

During the registrant's most recent fiscal year, since inception and the subsequent interim periods thereto, there were no disagreements with Moore and Associates, Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates, Chartered's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

On August 6, 2009, the registrant engaged Seale and Beers, CPAs as its independent accountant. During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Seale and Beers, CPAs regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-B.

On September 15, 2009, the Company’s Board of Directors dismissed Seale and Beers, CPAs, its independent registered public accounting firm. On the same date, September 15, 2009, the accounting firm of Paritz and Company, P.A. (“Paritz”) was engaged as the Registrant's new independent registered public accounting firm. The Company approved the dismissal of Seale and the engagement of Paritz as its independent registered public accounting firm. None of the reports of Seale on the registrant's consolidated financial statements for either of the past two years or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Seale never issued an opinion on the Registrant’s consolidated financial statements as the only period they were engaged by the Registrant was the interim period for the three and six months ended June 30, 2009.

For the interim period that Seale was engaged by the Company, there were no disagreements with Seale whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's consolidated financial statements, nor were there any up to and including the time of dismissal on September 15, 2009.

On September 15, 2009, the registrant engaged Paritz as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement and through September 15, 2009, the registrant has not consulted Paritz regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

Paritz has re-audited the Company’s financial statements for the period ended December 31, 2008 and has reviewed the Company’s financial statements for all interim periods through the quarter ended September 30, 2009, which are incorporated in this filing.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements

Financial Statements (Audited) for the period ended December 31, 2008 (as re-audited by Paritz & Co., P.A.) and Interim Financial Statements (Unaudited) for the period ended September 30, 2009 which were reviewed by Paritz & Co., P.A. are attached hereto as Exhibit 99.1.

(d) Exhibits

EXHIBIT

NUMBER

DESCRIPTION

23.1

Consent of Independent Accountants

99.1

Financial Statements (Audited) for the period ended December 31, 2008 and Interim Financial Statements (Unaudited) for the period ended September 30, 2009

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. NATURAL NUTRIENTS AND MINERALS, INC.

/s/ James Harrison

By:________________________

Name:

James Harrison

Title:

President

Dated:

November 13, 2009

EXHIBIT LIST

EXHIBIT

NUMBER

DESCRIPTION

23.1

Consent of Independent Accountants

99.1

Financial Statements (Audited) for the period ended December 31, 2008 and Interim Financial Statements (Unaudited) for the period ended September 30, 2009